AMENDED AND RESTATED

EXHIBITS A and B to the

DISTRIBUTION AGREEMENT

THIS AMENDMENT is entered into as of June 29, 2012, between Quasar Distributors, LLC (“Quasar”), TIFF Investment Program, Inc. (“TIP”), and TIFF Advisory Services, Inc. (“TAS”).

RECITALS

WHEREAS, TIP and Quasar are parties to that certain Distribution Agreement dated as of January 1, 2008 (the “Agreement”) pursuant to which Quasar serves as the principal underwriter in connection with the offer and sale of the Shares of each series of TIP; and

WHEREAS, TIFF International Equity Fund and TIFF US Equity Fund, each a series of TIP, ceased offering shares and were liquidated prior to the date hereof (the “liquidated funds”); and

WHEREAS, the fees charged by Quasar since 2008 should be adjusted, effective July 1, 2012, to ensure quality services can be continued to be provided to TIP and TAS at a fair rate; and

WHEREAS, pursuant to Section 11 of the Agreement, the parties hereto desire to amend and restate Exhibits A and B to the Agreement to delete references to the liquidated funds and update the fee schedule.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.	Amendment.

Exhibit A and Exhibit B to the Agreement are hereby deleted in their entirety and replaced with the Amended and Restated Exhibit A and Amended and Restated Exhibit B attached hereto.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.
(b)	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

TIFF INVESTMENT PROGRAM, INC.

By:	/s/ Kelly Lundstrom

Name;	Kelly Lundstrom

Title:	Vice President

QUASAR DISTRIBUTORS, LLC

By:	/s/ James R. Schoenike

Name;	James R. Schoenike

Title:	President

TIFF ADVISORY SERVICES, INC.

By:	/s/ Dawn I. Lezon

Name;	Dawn I. Lezon

Title:	Vice President

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Amended and Restated Exhibit A

to the Distribution Agreement

Fund Names

Separate Series of TIFF Investment Program, Inc.

Name of Series

TIFF Multi-Asset Fund

TIFF Short-Term Fund

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Amended and Restated Exhibit B

to the Distribution Agreement

Fee Schedule

TIFF Fee Schedule

Effective July 1, 2012

QUASAR DISTRIBUTORS, LLC

REGULATORY DISTRIBUTION SERVICES

FEE SCHEDULE

Regulatory Distribution Annual Services Per Fund*

•	$7,000 annual fee per fund.

•	Default sales loads and distributor concession, if applicable, are paid to Quasar.

Standard Advertising Compliance Review

•	$100 per communication piece for the first 10 pages (minutes if tape or video); $10 /page (minute if tape or video) thereafter.
•	FINRA filing fee, if applicable – currently $100 per communication piece for the first 10 pages (minutes if tape or video); $10 /page (minute if tape or video) thereafter. [FINRA filing fee subject to change.]

Expedited Advertising Compliance Review

•	$500 for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video) thereafter, 24 hour initial turnaround.
•	FINRA filing fee, if applicable – currently $500 per communication piece for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video) thereafter. [FINRA filing fee subject to change.]
•	3 day turnaround IF accepted by FINRA.

Licensing of Investment Advisor’s Staff (if required)

•	$2,500 / year per registered representative.

•	Quasar is limited to these licenses for sponsorship: Series 6, 7, 24, 26, 27, 63, 66.

•	Plus any FINRA and state fees for registered representatives, including license and renewal fees.

•	$3,000 annual branch location fee, $1,000 annual non-branch location fee (if required per FINRA regulation)

Fund Fact Sheets

•	Design - $1,000 per fact sheet, includes first production.

•	Production - $500 per fact sheet per production period.

•	All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Chief Compliance Officer Support Fee*

•	$2,000 / year

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Plus Out-Of-Pocket Expenses – Including but not limited to typesetting, printing and distribution of prospectuses and shareholder reports, production, printing, distribution and placement of advertising and sales literature and materials, engagement of designers, free-lance writers and public relations firms, long-distance telephone lines, services and charges, postage, overnight delivery charges, FINRA registration fees, record retention, travel, lodging and meals and all other out-of-pocket expenses.

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

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